Exhibit 4.15

DATED: 12 July 2021 MIDATECH PHARMA PLC and DMITRY ZAMORYAKHIN SERVICE AGREEMENT THIS AGREEMENT is made on 12 July 2021 BETWEEN: MIDATECH PHARMA PLC (company number 09216368) whose registered office is at Oddfellows House, 19 Newport Road, Cardiff, CF24 OAA, (the "Company"); and DMITRY ZAMORYAKHIN of Flat 24, Warton Court, All Saints Road, London W3 8FR (the "Executive"). RECITALS The Company shall employ the Executive and the Executive shall serve the Company as Chief Scientific Officer of the Company on the following terms and subject to the following conditions (the "Agreement"): IT IS AGREED AS FOLLOWS: 1 DEFINITIONS AND INTERPRETATION 1.1 In this Agreement unless the context otherwise requires the following expressions shall have the following meanings: "AIM" the market of that name operated by the London Stock Exchange PLC; "AIM Rules" the rules applicable to companies whose shares are, or are to be, admitted to trading on the AIM Market as set out in the AIM Rules published by the London Stock Exchange pk; "Board" the board of directors for the time being of the Company; "Group" the Company and its Subsidiaries for the time being and "Group Company" means any one of them; "Regulations" the Working Time Regulations 1998; and "Subsidiary" in relation to a company a subsidiary within the meaning of sl 159 of the Companies Act 2006 and any other company which is a subsidiary (as so defined) of a company which is itself a subsidiary of such holding company. 1.2 Any reference to a statutory provision shall be deemed to include a reference to any statutory modification or re-enactment of it. 1.3 The headings in this Agreement are for convenience only and shall not affect its construction or interpretation. 2 1.4 References in this Agreement to a person include a body corporate and an incorporated association of persons and references to a company include any body corporate. 1.5 Where appropriate, references to the Executive include his personal representatives. 2 TERM OF EMPLOYMENT 2.1 The employment of the Executive in the role of Chief Scientific Officer commenced on 12 July 2021. The employment of the Executive (subject to earlier termination as provided below) shall continue until terminated by either party giving to the other not less than six months' notice in writing at any time. 2.2 The Executive represents and warrants that he is not bound by or subject to any contract, court order, agreement, arrangement or undertaking which in any way restricts or prohibits him from entering into this Agreement or performing his duties under it. 3 DUTIES 3.1 The Executive shall during his employment under this Agreement: 3.1.1 perform the duties and exercise the powers which the Board may from time to time properly assign to him in his capacity as Chief Scientific Officer or in connection with the conduct and management of the business of the Company or the business of any Group Company (including serving on the board of such Group Company or on any other executive body or any committee of such a company), such duties to include those detailed in Schedule 1 hereto; and 3.1.2 do all in his power to promote, develop and protect the business of the Company and at all times and in all respects conform to and comply with the proper and reasonable directions of the Chief Executive Officer ("CEO") and/or the Board. 3.2 Without prejudice to the generality of the foregoing, The Executive shall during his employment under this Agreement: 3.2.1 be an officer of the Company and as an officer of the Company, carry out duties on behalf of any other Group Company including, if so required by the Board, acting as a director of any such Group Company; 3.2.2 comply with the articles of association (as amended from time to time) of any Group Company of which he is an officer or director; 3.2.3 abide by any statutory, fiduciary or common-law duties to any Group Company of which he is an officer or director; 3 .2.4 not do anything that would cause him to be disqualified from acting as an officer or director; 3 3.2.5 as and when relevant, do such things as are necessary to ensure compliance by himself and any relevant Group Company with the QCA Corporate Governance Code (as amended from time to time); 3.2.6 as and when relevant, comply with all requirements, recommendations or regulations, as amended from time to time, of the London Stock Exchange plc, the UK Listing Authority (including the Model Code for transactions in securities by directors and certain senior executives oflisted companies), the FCA and all regulatory authorities relevant to any Group Company and any code of practice issued by the Company (as amended from time to time) relating to dealing in the securities of any Group Company; 3.2.7 as and when relevant comply with the requirements under both legislation and regulation as to the disclosure of inside information; 3.2.8 comply with the Company's anti-corruption and bribery policy and related procedures; 3.2.9 unless prevented by sickness, devote the whole of his time, attention and abilities to the business of the Company and any Group Company of which he is an officer or director; 3.2.10 faithfully and diligently exercise such powers and perform such duties as may from time to time be assigned to him by the CEO or the Board; 3.2.11 comply with all reasonable and lawful directions given to him by the CEO or the Board; 3.2.12 report his own wrongdoing and any wrongdoing or proposed wrongdoing of any other Executive or director of any Group Company to the Board immediately on becoming aware of it; 3.2.13 use his best endeavours to promote, protect, develop and extend the business of the Group; 3.2.14 consent to the Company monitoring and recording any use that he makes of the Company's electronic communications systems for the purpose of ensuring that the Company's rules are being complied with and for legitimate business purposes; and 3.2.15 comply with any electronic communication systems policy that the Company may issue from time to time. 3.3 The Executive shall give to the CEO and/or the Board such information regarding the affairs of the Company as it shall require, and in any event, report regularly and keep the CEO and the Board informed. 4 3.4 The Executive shall carry out his duties and exercise his powers jointly with any other executives appointed by the Board to act jointly with him and the Board may at any time require the Executive to cease performing or exercising the said or any duties or powers. 3.5 The Executive shall be flexibly based at their home but shall attend the Company's head office in Cardiff up to two days every two weeks to attend meetings and/or adequately fulfil his responsibilities. The Executive shall travel to and/or work in any place which the CEO may reasonably require and that is dictated by the needs of the .business. The Executive may be required to travel abroad when required by the Company for the proper performance of his duties. 4 HOURS OF WORK 4.1 The Executive shall have no set hours of work but is required to devote such time to his work as is necessary for the proper performance of his duties and his basic salary referred to in clause 7.1 shall compensate him for this. Normal office hours are 9.00am to 5.30pm with an hour for lunch, Monday to Friday. 5 GRATUITIES AND CODES OF CONDUCT 5.1 The Executive shall not, without prior written consent of the Company, directly or indirectly accept any commission, rebate, discount or gratuity in cash or in kind from any person who has or is having a business relationship with the Company or any Group Company. 5.2 The Executive shall comply (and procure that his spouse and minor children shall comply) with all applicable rules and regulations of the London Stock Exchange including all AIM rules and regulations, the Company's Share Dealing Code Policy and as applicable the Listing Rules of the United Kingdom Listing Authority, and any other codes of conduct of the Company for the time being in force and any other relevant regulatory authority. 6 REMUNERATION 6.1 The Company shall pay to the Executive a salary at the rate of £205,000 gross per year, inclusive of any directors' fees payable to him. 6.2 The basic salary stated in clause 6.1 above will be eligible for increase, subject to performance on an annual basis usually from 1 April. 6.3 The Executive's salary shall accrue from day to day and be payable by equal monthly instalments in arrears on or about the last day of each month. 6.4 The Executive's salary shall be reviewed annually following the finalisation of the relevant calendar year's Annual Reports and Accounts. The undertaking of a salary review does not confer a contractual right (whether express or implied) to any increase in salary and the Executive acknowledges that any salary increase is at the absolute discretion of the Remuneration Committee. 5 7 BONUS AND SHARE OPTION SCHEME 7 .1 The Executive will be eligible to participate in a discretionary bonus scheme (the "Scheme"), which terms may be reviewed by the Remuneration Committee from time to time. Decisions as to the calculation and payment of any bonus under the Scheme shall be made at the absolute discretion of the Remuneration Committee although it is acknowledged that the amount of such bonus will be up to 30% per cent of the Executive's annual salary on the satisfaction of certain performance criteria. Bonuses are calculated on an annual calendar basis and time-apportioned in the first year of employment. Payment of bonus on certain terms at any particular time will not create any entitlement to or expectation of any future payment or the amount or terms of any future payment. The Executive will not have any contractual right to any bonus ifhe has left the Company's employment for whatever reason (whether lawful or unlawful) or has given or received notice of termination, at or prior to the time on which any such bonus would normally be payable. Any bonus awarded will be paid subject to tax and National Insurance in the usual way. 7 .2 The Executive will be eligible to participate in the Company's Share Option Scheme, subject to the approval of the Remuneration Committee, and whose terms may be reviewed from time to time. Immediately after the announcement of the Executive's employment or, if later, as soon as the Company is no longer in a close period, 250,000 share options will be granted to the Executive with vesting as follows: (i) 25% or 62,500 shall vest 12 months following the date of this contract; and (ii) the remaining 75% shall vest over the subsequent 12 quarters in equal tranches of 15,625 per quarter, provided that, in either case, the Executive will not have any contractual right to any share options set out in this clause if he has left the Company's employment for whatever reason (whether lawful or unlawful) or has given or received notice of termination, at or prior to the time on which any such share options would normally vest. 8 OTHER BENEFITS The Executive is entitled to such additional benefits (including, but not limited to, a 10% pension contribution, life insurance and medical insurance) as may be determined by the Board from time to time. The Company pension contribution is conditional upon the Executive contributing not less than 3% to the scheme. 9 EXPENSES 9.1 The Company shall reimburse or procure that the Executive is reimbursed all reasonable travelling, hotel and other expenses wholly and necessarily incurred by him in the performance of his duties under this Agreement on production of appropriate receipts. 6 10 HOLIDAYS 10.1 The Executive is entitled to 25 days' holiday with pay every calendar year in addition to bank and other public holidays. The Company's holiday year runs from 1 January to 31 December. 10.2 The Executive's holiday entitlement is inclusive of his statutory entitlement. When calculating the Executive's statutory entitlement, bank and public holidays are taken into account. A maximum of three days of the statutory entitlement can be carried over from one holiday year to the first three months of the next year. 10.3 During the first year of the Executive's employment the Executive's statutory holiday entitlement will accrue pro rata monthly. Where this calculation results in fractions of days the amount of leave which can be taken is rounded up to the next half day. Any rounded-up element is deducted from the leave remaining. 10.4 Save as provided for in clause 10.3 above, the Executive's entitlement to holiday accrues pro rata throughout each holiday year (disregarding fractions of days). The Executive will be deemed to have taken statutory holiday first. 10.5 Any entitlement to holiday over and above any statutory entitlement remaining at the end of any holiday year shall lapse and no payment in lieu of such holiday will be made for accrued but untaken holiday. 10.5.1 If the Executive has taken holiday in excess of his entitlement on termination of employment he will be required to account for it and the Company will make a deduction from his final salary payment accordingly. If the Executive has accrued holiday owing to him, the Company may at its discretion, require him to take the outstanding holiday during any notice period or make a payment in lieu of it. 10.5.2 For the purposes of clause 10.5.1 above, a day's pay will be calculated as 11260th of basic salary. 10.6 If the Executive's employment is terminated without notice, he will not be entitled to holiday pay for holiday which would have accrued during the notice period, had he continued to be employed throughout that time. 10.7 If the Executive is put on garden leave in accordance with clause 19 any accrued but unused holiday entitlement shall be deemed to be taken during any period of garden leave. 10.8 Holidays should be taken at such times as the CEO shall consider convenient having regard to the requirements of the Company's business. 11 ILLNESS 11.1 The Executive shall continue to be paid during sickness absence (such payment to be inclusive of any statutory sick pay or social security benefits to which he may be entitled) at the discretion of the Company. 7 11.2 The Executive will cease to accrue holiday, subject to any entitlement under the Regulations ifhe has been absent due to sickness, for six consecutive weeks or more. 11.3 If the Executive is incapable of performing his duties by reason of injury sustained wholly or partly as a result of negligence, nuisance or breach of any statutory duty on the part of a third party and the Executive recovers an amount by way of compensation for loss of earnings from that third party, he shall pay to the Company an amount equivalent to the amount of sick pay he has received from the Company or such lesser amount as he received in compensation. 11.4 The Company shall be entitled to require the Executive to undergo examinations by a medical adviser appointed or approved by the Company and the Executive authorises the medical adviser and/or will provide such consents as are necessary to disclose to the Company the results of such examinations. 11.5 The Executive hereby covenants with the Company on behalf of himself and his personal representatives at all times fully and effectively to comply with the terms of any insurance policy taken out by the Company or any Group Company on his life or in respect of his position as a director and/or officer of the Company and further undertakes (notwithstanding that his Agreement has been terminated or has come to an end) to co-operate fully with and assist the Company or any applicable Group Company in relation to any claim(s) made or to be made in connection with such insurance policy (including without limitation submitting to a medical examination). 11.6 In the event that the Executive is unable to perform his duties hereunder through illness or other incapacity for any continuous period of three months or an aggregated period exceeding 100 working days in any period of 12 months, notwithstanding any other provision of this Agreement, the Company may terminate the Executive's employment upon six months' written notice to him and during that period the Executive shall not have any entitlement to receive his salary or any bonus payment but shall otherwise be entitled to his contractual benefits under this Agreement. 12 RESTRICTIONS DURING EMPLOYMENT 12.1 During the continuance of his employment under this Agreement the Executive shall unless prevented by incapacity devote his whole time and attention to the business of the Company and shall not without the prior written consent of the CEO and/or Board: 12.1.1 engage in any other business; or 12.1.2 be concerned or interested in any other business which is or shall be of a similar nature to or competitive with that carried on by the Company or any Group Company or which is a supplier or customer of the Company or Group Company in relation to its services; or 8 12. 1.3 solicit the custom of, canvass, approach or deal with, in competition with the Company or any Group Company, any person (including any company, firm, organisation or other entity) to whom the Company or any Group Company supplies services or with whom the Company or any Group Company is in negotiations or discussions regarding the possible supply of services; or 12. 1.4 discourage any such person referred to in clause 12. 1.3 above from conducting or continuing to conduct business with the Company or any Group Company on the best terms available to the Company or any Group Company; or 12.1.5 induce or attempt to induce any director or senior employee of the Company or any Group Company and with whom the Executive has material dealings in the course of his employment, to leave the employment of the Company or any Group Company; or 12.1.6 take any steps which impair or might reasonably be thought by the Company, to impair the Executive's ability to act at all times in the best interests of the Company, provided that nothing in this clause shall preclude the Executive from holding or being otherwise interested in any shares or other securities of any company which is quoted on any recognised investment exchange (as defined by section 285 Financial Services and Markets Act 2000) so long as the interest of the Executive in such shares or other securities does not extend to more than three per cent, of the total amount of such shares or securities. 13 INTELLECTUAL PROPERTY 13.l In this clause, the following terms shall have the following meanings: "Employment Invention" shall mean any Invention which is made wholly or partially by the Executive at any time during the course of his employment with the Company. "Employment IPRs" shall mean all Intellectual Property Rights created by the Executive in the course of his employment with the Company (whether or not during normal working hours). "Intellectual Property Rights" shall mean all rights to inventions, patents, utility models, rights in computer software, rights in designs (including rights relating to semi-conductor topographies), database rights, copyright and related rights, rights in get-up, goodwill and the right to sue for passing off or unfair competition, rights in trade names and domain names, trade marks, rights to preserve confidentiality of information (including know-how and trade secrets) and any other intellectual property rights, in each case whether registered or unregistered, including all applications (or rights to apply) for and be granted, renewals or extensions of, and rights to claim priority from, such rights and all similar or analogous rights or forms of protection which may now or in the future subsist in any part of the world. 9 "Invention" shall mean any invention, idea, discovery, development, improvement or innovation, whether or not patentable or capable of registration, and whether or not recorded in any medium. 13.2 The Executive acknowledges that all Employment IPRs, Employment Inventions and all materials embodying them shall automatically, on creation, vest in the Company absolutely to the fullest extent permitted by law. To the extent that they do not vest automatically, the Executive holds them on trust for the Company, and the Executive agrees promptly to execute all documents and do all acts as may, in the Company's opinion, be necessary to give effect to this clause 13.2. 13.3 The Executive acknowledges that, because of the nature of his duties and the particular responsibilities arising from those duties, that he has, and shall have at all times while employed by the Company, a special obligation to further its interests. 13.4 The Executive agrees: 13 .4.1 to give the Company full written details of all Employment Inventions, and Business Inventions (as defined in clause 13.6), promptly upon their creation; 13.4.2 at the request of the Company, and in any event on termination of the Executive's employment with the Company, to give the Company all originals and copes of all documents and other materials which record or relate to any Employment IPRs; 13.4.3 not to attempt to register any Employment IPRs or patent any Employment Invention unless requested to do by the Company; 13.4.4 not to attempt to register any Intellectual Property Rights subsisting in Business Inventions nor patent any Business Inventions unless the Company has declined its right of first refusal recorded in clause 13.6, agreed in writing that the Executive may offer them for sale to a third party or it otherwise agrees in writing that the Executive may do so; and 13.4.5 to keep confidential each Employment Invention and Business Invention unless the Company has consented in writing to its disclosure by the Executive, or, in the case of a Business Invention, the Company has declined its right of first refusal recorded in clause 13.6. 13.5 The Company shall not be under any obligation to apply for or maintain protection in respect of any Employment Invention. 13.6 The Executive agrees: 13.6.1 in relation to any Invention, other than an Employment Invention, which is made wholly or partly by the Executive whilst employed by the Company, and which relates to or is useful in connection with the business or any product or service of the Company or Group (such Inventions are referred to in this clause 13 as "Business Inventions"); and 13.6.2 to the extent that legal title in and to any Employment IPRs or Employment Inventions do not vest automatically in the Company as described at clause 13 .2 above, to, immediately upon creation of such rights and Employment and Business Inventions, offer to the Company in writing a right of first refusal to acquire them on arm's length terms to be agreed between the parties. If the parties cannot agree on such terms within 30 days of the Company receiving the offer, the Company shall refer the dispute for determination by an expert who shall be appointed by the President or Deputy President of the Chartered Institute of Arbitrators. The expert's decision shall be final and binding on the parties in the absence of manifest error, and the costs of arbitration shall be borne equally by the parties. The parties will be entitled to make submissions to the expert and will provide ( or procure that others provide) the expert with such assistance and documents as the expert reasonably requires for the purpose of reaching a decision. The Executive agrees that the provisions of this clause shall apply to all such inventions and rights offered to the Company under this clause 13 .6 until such time as the Company has agreed in writing that the Executive may offer them for sale to a third party. 13.7 The Executive shall execute all documents and do all things which are necessary or desirable in the opinion of the Company, before or after his employment with the Company, to vest the Employment IPRs in the Company, or the Group, pursuant to this clause 13 and for obtaining the best possible protection and maintenance in respect of such rights and the Employment Inventions, including registration of them, in the territories specified by the Company. Such documents may, at the Company's request, include waivers of all and any statutory moral rights relating to any copyright works which form part of the Employment IPRs. This clause shall also apply to all Business Inventions, and all Intellectual Property Rights subsisting in the same, purchased by the Company or its Group in accordance with clause 13 .6. 13.8 The Executive irrevocably appoints the Company to be his attorney in his name and on his behalf to sign or execute any document or do anything generally to use his name for the purpose of giving to the Company the full benefit of the provisions of this clause 14. A certificate in writing signed by any director or the secretary of the Company that any document or act falls within the authority conferred by this clause shall be conclusive evidence that that is the case. 13.9 The Executive hereby waives all present and future moral rights which arise under the Copyright Designs and Patents Act 1988 and all similar and analogous rights in other territories to the fullest extent permissible under the relevant legislation in each jurisdiction in relation to any copyright which forms part of the Employment IPRs, and agrees not to support, maintain or permit any claim for infringement of moral rights in such copyright works. 11 1 3 . l 0 The Executive warrants that he is not bound by any legally enforceable obligations owed to persons other than the Company which would prevent him from complying with the terms of this Agreement. The Executive shall not use information in breach of any rights of any third parties, copy or adapt copyright works or designs or unlawfully extract or re-utilise all or a substantial part of any databases owned by third parties or otherwise infringe any Intellectual Property Rights owned by third parties in the course of his employment with the Company. 1 3 .1 1 The Executive shall not exploit or attempt to exploit any Intellectual Property Rights which are the property of the Company or any Group Company, including the Employment IPRs, without the prior written consent of the Company nor shall the Executive do anything that would imperil or prejudice any rights in any of the same, and the Executive shall immediately inform the Company if the Executive becomes aware of any infringement or suspected infringement of any such rights. 1 3.12 The Executive agrees to give all necessary assistance to the Company to enable it to enforce its Intellectual Property Rights against third parties, to defend claims for infringement of third party Intellectual Property Rights and to apply for and maintain registration of its Intellectual Property Rights, where appropriate throughout the world, and for the full term of those rights. 1 3.1 3 All the provisions of this clause 1 3 shall survive termination of the Executive's employment insofar as they relate to rights that were created before the date of termination of this Agreement. 14 CONFIDENTIALITY 1 4.1 The Executive shall not (except in the proper performance of his duties) during or after his employment has ended directly or indirectly divulge to any person or otherwise make use of (and shall use his best endeavours to prevent the publication or disclosure of) any trade secret or any confidential information concerning the business or finances of the Company or any Group Company or any of its/their dealings transactions or affairs or any such confidential information concerning any of their suppliers, agents, distributors or clients. 1 4.2 Confidential information includes, but is not limited to: 1 4.2.1 corporate and marketing strategy, business development and plans, sales reports and research results; 1 4.2.2 business methods and processes, manuals and operating procedures, technical information and know-how relating to the Group's business and which is not in the public domain, including inventions, designs, programs, techniques, database systems, formulae and ideas; 1 4.2.3 business contacts, lists of commercial customers, advertisers and suppliers and details of contracts with them and their current or future requirements; 1 2 1 4.2.4 information on employees and their terms of employment; 1 4.2.5 sales, expenditure levels, pricing and discounting policies; 1 4.2.6 budgets, management accounts, trading statements and other financial reports; 1 4.2. 7 unpublished price sensitive information relating to shares or securities listed or dealt in on any recognised stock exchange; and 1 4.2.8 any document marked "confidential", identified to the Executive as confidential or any information not in the public domain. 1 4.3 The restrictions in clauses 1 4.1 and 1 4.2 shall not apply to information which: 1 4. 3 . 1 comes into the public domain otherwise than by a breach by the Executive of his obligations under this Agreement; or 1 4.3.2 is disclosed to the Executive by a third party who has not received it directly or indirectly from the Company or any Group Company; or 1 4.3.3 must be disclosed by any applicable law, to the extent of such required disclosure. 1 4.4 Notwithstanding the obligations and restrictions contained in this clause 1 4, noting in this Agreement shall operate to prevent the Executive making a "protected disclosure" pursuant to Part IV A of the Employment Rights Act 1 996. 15 DATA PROTECTION 15 .1 The Company will process personal data relating to the Executive in accordance with the Company's privacy notice, a copy of which is available from the CEO. The personal data processed by the Company in this respect will include the Executive's employment application, address, references, bank details, performance appraisals, work, holiday and sickness records, next of kin, salary reviews, remuneration details and other records. Such personal data will be processed because it is necessary for the performance of this contract with the Executive, for the Company's legitimate interests and also to enable the Company to comply with its legal obligations. The personal data processed in relation to the Executive may include, where necessary for the performance of the Company's legal obligations or for the exercise specific rights in the field of employment law, special categories of personal data, for example, relating to the Executive's health. 1 5.2 The Executive shall comply with the Company's data protection policy, and any additional data protection or privacy policies and notices which may be implemented throughout the duration of the Executive's employment, when processing personal data in the course of his employment, at all times. The Executive will be sent copies of any new policies that are introduced as soon as they are made effective. 1 3 15.3 The Executive hereby acknowledges that the Company may make his personal data available to its advisers, to third parties providing products and/or services to the Company (such as IT systems suppliers, pensions, benefits and payroll administrators), or to its Group, as required by law, where it is necessary to administer the Executive's working relationship with the Company or where the Company has another legitimate interest in doing so. 16 MONITORING The Executive shall have access to e-mail and the internet for the better performance of his duties and he shall comply with the Company's stated e-mail and internet policy from time to time and in any event the Executive shall not send any e-mails of a defamatory or abusive nature or which constitute sexual, racial or any other form of harassment and he shall be prohibited from downloading any pornographic or other offensive material and the Executive shall indemnify the Company during and after his employment against all liability resulting from the Executive's breach of this clause. The Company reserves the right to monitor all email/internet activity by the Executive. 17 TERMINATION OF EMPLOYMENT 17.1 The Company may at any time and in its absolute discretion (whether or not any notice of termination has been given by the Company or the Executive under clause 3 above) terminate the Agreement with immediate effect and make a payment in lieu of notice. This payment shall comprise solely the Executive's basic salary (at the rate payable when this option is exercised) but shall not include any bonus or other benefits and shall be subject to deductions for income tax and national insurance contributions as appropriate (the "Payment in Lieu"). The Executive will not, under any circumstances, have any right to the Payment in Lieu unless the Company has exercised its option to pay in lieu of notice. 17 .2 The employment of the Executive may be terminated by the Company without notice or payment in lieu of notice if the Executive: 17 .2.1 is guilty of any serious misconduct or any other conduct which affects or is likely to affect prejudicially the interests of the Company or any Group Company; or 17.2.2 fails or neglects efficiently and diligently to discharge his duties or commits any serious or repeated breach or non-observance of any of the provisions contained in this Agreement or any Share Dealing Code adopted by the Company or Group; or 17.2.3 has an interim receiving order made against him, becomes bankrupt or makes any composition or enters into any deed of arrangement with his creditors; or 1 7 .2.4 is charged with any arrestable criminal offence ( other than an offence under road traffic legislation in the United Kingdom or elsewhere for which a fine or noncustodial penalty is imposed); or 17.2.5 is disqualified from holding office in any company by reason of an order of a court of competent jurisdiction; or 14 17.2.6 shall become of unsound mind or become a patient under any statute relating to mental health; or 17 .2. 7 is convicted of an offence under the Criminal Justice Act 1993 in relation to insider dealings or under any other present or future statutory enactment or regulations relating to insider dealings; or 17.2.8 is in breach of the Model Code on directors' dealings in listed securities, including securities trading on AIM, published by the London Stock Exchange Limited; or 17.2.9 commits any other act warranting summary termination at common law including (but not limited to) any act justifying dismissal without notice in the terms of the Company's generally-applicable disciplinary rules. 17.3 Any delay by the Company in exercising the right to terminate without notice is not a waiver thereof. 18 SUSPENSION The Company may suspend the Executive on full pay for such time as is reasonable in all the circumstances, to allow the Company to investigate any complaint made against the Executive in relation to his employment with the Company and/or pending the outcome of any disciplinary proceedings. 19 GARDEN LEAVE 19.1 Provided the Executive continues to enjoy his full contractual benefits and receive his pay in accordance with this Agreement, the Company may in its absolute discretion do all or any of the following during any period of notice or any part of the notice period, after the Executive or the Company has given notice of termination to the other, without breaching this Agreement or incurring any liability or giving rise to any claim against it: 19 .1. 1 exclude the Executive from the premises of the Company and/or the Group; 19 .1.2 require the Executive to carry out only specified duties ( consistent with his status, role and experience) whether or not different to his normal duties or to carry out no duties; 19 .1.3 announce to any or all of its employees, suppliers, customers and business partners that the Executive has been given notice of termination or has resigned (as the case may be); 19.1.4 prohibit the Executive from communicating in any way with any or all of the suppliers, customers, business partners, employees, agents or representatives of the Company or the Group until his employment has terminated except to the extent he is authorised to do so by the CEO and/or Board in writing; 15 19. 1.5 require the Executive to resign his directorship ofany Group Company; and/or 19 .1.6 require the Executive to comply with any other reasonable conditions imposed by the Company. The Executive will continue to be bound by all obligations (whether express or implied) owed to the Company under the terms of the Agreement or as an employee of the Company. Including but not limited to his duty of care, fidelity, obedience and good faith. 20 RESIGNATION AND RETURN OF COMPANY PROPERTY 20. 1 Upon the termination by whatever means of this Agreement the Executive shall: 20.1.1 immediately resign as an officer (and if so appointed, as a director) of the Company and from such offices held by him in any Group Company without claim for compensation; and 20. 1.2 immediately deliver to the Company all credit cards, motor-cars, keys, computer media and other Company property or Group Company property, in whatever form, of or relating to the business of the Company or of any Group Company which may be in his possession or under his power or control. 20.2 If the Executive fails to comply with clause 19 . 1.5 and 20. 1. 1 the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to sign and complete any documents or do anything necessary to give effect to this clause. 20.3 The Executive shall not without the consent of the Company at any time after the termination of this Agreement represent himself still to be connected with the Company or any Group Company. 21 RECONSTRUCTION OR AMALGAMATION If the employment of the Executive under this Agreement is terminated by reason of the liquidation of the Company for the purpose of reconstruction or amalgamation and the Executive is offered employment with any concern or undertaking resulting from the reconstruction or amalgamation on terms and conditions not less favourable than the terms of this Agreement then the Executive shall have no claim against the Company or any Group Company in respect of the termination of his employment under this Agreement. 22 RESTRICTIONS 22.1 Definitions In this clause the following words shall have the following meanings: "Termination Date" the date on which the Executive's employment terminates; 16 "Person" includes any company, firm, organisation or other entity; "Area" any country where on the Termination Date the Company was supplying services; "Client" any Person to whom the Company or a Group Company supplied services during the six months preceding the Termination Date and with whom at any time during such period the Executive was actively involved in the course of his employment; "Prospective Client" any Person with whom the Company or a Group Company had negotiations or discussions regarding the possible supply of services during the six months immediately preceding the Termination Date and with whom at any time during such period the Executive was actively involved in the course of his employment; "Employee" means any director of the Company or any Group Company and/or any person employed by or who renders services to the Company or any Group Company and who has Client responsibility or influence over Clients or Prospective Clients and/or who is in possession of confidential information (as defined above) and who in any such case was so employed or so rendered services during the period of six months prior to the Termination Date and had dealings with the Executive during that period; and "Supplier" means any person firm or company who is or was at any time during the six months preceding the Termination Date a supplier or procurer of goods and/or services to the Company or any Group Company. 22.2 In order to protect the goodwill, confidential information, trade secrets and business connections of the Company or any Group Company the Executive covenants with the Company (and as trustee for each Group Company) that: 22.2.1 Non-competition The Executive shall not during his employment or for a period of six months from the Termination Date directly or indirectly be interested or concerned in any business which is carried on in the Area and which: (a) concerns the business carried on by the Group in the six months preceding the Completion Date and as carried on or otherwise contemplated by the Group during the Relevant Period; or (b) is competitive or likely to be competitive with the business of the Company or a Group Company being carried on at the Termination Date and with which the Executive was actively involved at any time during the six months ending on the Termination Date. For this purpose, the Executive is concerned in a business if: (a) he carries it on as principal or agent; or 17 (b) he is a partner, director, employee, secondee, consultant or agent in, of or to any Person who carries on the business; or (c) subject to clause 13 above, he has any direct or indirect financial interest (as shareholder or otherwise) in any Person who carries on the business. 22.2.2 Non-solicitation/Dealing The Executive shall not during his employment or for a period of twelve months from the Termination Date in the Area directly or indirectly: (a) canvass or solicit business or approach any Clients or Prospective Clients in respect of services similar to those being provided by the Company or a Group Company as at the Termination Date; (b) seek to do business or deal with any Clients or Prospective Clients in respect of services similar to those being provided by the Company or a Group Company as at the termination Date; or ( c) canvass or solicit business from or make an approach to any supplier of the Company or a Group Company with whQm the Executive was actively involved at any time during the six months ending on the Termination Date to cease to supply, or to restrict or vary the terms of supply to the Company or a Group Company or otherwise interfere with the relationship between such a supplier and the Company or a Group Company. 22.2.3 Non-poaching The Executive shall not during his employment or for a period of twelve months after the Termination Date directly or indirectly: (a) induce or attempt to induce any Employee of the Company or a Group Company to leave the employment of the Company or a Group Company (whether or not this would be a breach of contract by that employee) for the purposes of being involved in or engaged in the types of business referred to in sub-clauses 22.2.l (a) and 22.2. l(b) above; or (b) engage, attempt to engage, employ, attempt to employ or offer employment or work (and in each case whether directly or indirectly, including through an employment agency or other intermediary) to any Employee for the purposes of being involved in or engaged in the types of business referred to in subclauses 22.2. l (a) and 22.2. l(b) above. 22.2.4 Non-interference The Executive shall not during his employment or for a period of twelve months after the Termination Date to the detriment of the Company or any Group Company, 18 directly or indirectly persuade or endeavour to persuade any Relevant Supplier to cease doing business or materially reduce its business with the Company or any Group Company. 22.2.5 Non-disparagement The Executive shall not at any time (whether during or after the termination of his employment) make whether directly or indirectly any untrue, misleading or derogatory oral or written statement concerning the business, affairs, officers or employees of the Company or any Group Company. 22.2.6 Non-association The Executive shall not (except with the prior written consent of the Company) at any time after the termination of his employment represent himself to be connected with or interested in the business of or employed by the Company or any Group Company or use for any purpose the name of the Company or any Group Company or any name capable of confusion therewith. 22.3 The restrictions in this clause are considered by the parties to be reasonable and the validity of each sub-clause shall not be affected if any of the others is judged to be invalid. If any of the restrictions are void but would be valid if some part of the restriction were deleted, the restriction in question shall apply with such modification as may be necessary to make it valid. 22.4 The Executive acknowledges that the provisions of this clause are no more extensive than is reasonable to protect the legitimate business interests of the Company or the Group. 23 SEVERABILITY If any of the provisions of this Agreement become invalid or unenforceable for any reason by virtue of applicable law the remaining provisions shall continue in full force and effect and the Company and the Executive hereby undertake to use all reasonable endeavours to replace any legally invalid or unenforceable provision with a provision which will promise to the parties (as far as practicable) the same commercial results as were intended or contemplated by the original provision. 24 THIRD PARTIES Unless the right of enforcement is expressly granted, it is not intended that a third party should have the right to enforce the provisions of this Agreement pursuant to the Contracts (Rights of Third Parties) Act 1999. 25 NOTICES 25 .1 Any notice required or permitted to be given under this Agreement shall be given in writing delivered personally or sent by first class post pre-paid recorded delivery (air mail if 19 overseas) or by facsimile to the party due to receive such notice at, in the case of the Company, its registered office from time to time and, in the case of the Executive, his address as set out in this Agreement ( or such address as he may have notified to the Company in accordance with this clause). 25.2 Any notice delivered personally shall be deemed to be received when delivered to the address provided in this Agreement and any notice sent by pre-paid recorded delivery post shall be deemed (in the absence of evidence of earlier receipt) to be received two days after posting and in proving the time of despatch it shall be sufficient to show that the envelope containing such notice was properly addressed, stamped and posted. A notice sent by facsimile shall be deemed to have been received on receipt by the sender of confirmation in the transmission report that the facsimile had been sent. 26 GRIEVANCE AND DISCIPLINARY PROCEDURES 26.1 In the event of the Executive wishing to seek redress of any grievance relating to his employment he should lay his grievance before the CEO in writing, who will afford the Executive the opportunity of a full hearing before the Board or a committee of the Board whose decision on such grievance shall be final and binding. 26.2 The Company's usual disciplinary procedures do not apply to the Executive. In the event that any disciplinary action is to be taken against the Executive, any hearing in respect thereof will be conducted by such director of the Company or any Group Company as the Board may in its reasonable discretion nominate. If the Executive seeks to appeal against any disciplinary action taken against him he should do so to the Board submitting full written grounds for his appeal to the Chairman within thirty days of the action appealed against. The decision of the Board or a delegated committee therefore shall be final and binding. For the avoidance of doubt, the Executive has no contractual right to either a disciplinary hearing or appeal. 26.3 The Company may in its absolute discretion suspend the Executive from some or all of his duties and from the Board and/or require him to remain away from work during any investigation conducted into an allegation relation to the Executive's conduct or performance. During such period, the Executive's salary and contractual benefits will continue to be paid and provided. 27 MISCELLANEOUS 27 .1 This Agreement is governed by and shall be construed in accordance with the laws of England. 27.2 The parties to this Agreement submit to the exclusive jurisdiction of the English courts. 27.3 This Agreement contains the entire understanding between the parties and supersedes all previous agreements and arrangements (if any) relating to the employment of the Executive by the Company or any Group Company (which shall be deemed hereby to have been terminated by mutual consent and without compensation). By executing this Agreement, the 20 Executive confirms and warrants that there are no outstanding payments or benefits owed to him under any prior agreement or understanding with the Company or any Group Company. 27.4 The Company is not a party to any collective agreements which affect the Executive's employment. 27.5 The Executive authorises the Company to deduct from any remuneration payable to the Executive under this Agreement any sums due from him to the Company or any Group Company including the cost of repairing any damage to Company or any Group Company property caused by the Executive. 21 Schedule 1 Duties of the Chief Scientific Officer The Executive's Duties/Major Responsibilities Job description: Be the external face and internal leader of all the Company's R&D efforts. Design and communicate an integrated R&D strategy encompassing Q-Sphera, MTXl 10 and MidaCore with defined objectives, deliverables, timelines and budgets. The Executive is responsible for organizing and managing resources (human and technical) to execute the approved R&D plan. Clear and concise communication of the R&D plan to (and endorsement from) the Board, investors, analysts, collaborators, KO Ls, vendors and staff members. Coordination of efforts and analysis to exploit the Company's technologies, expand its R&D pipeline and its IP portfolio. Specific responsibilities: Develop R&D strategies, plans and budgets to ensure achievement of scientific and development objectives for researching and developing the Company's products and technologies; Provide scientific leadership in defining the Company's pipeline and in developing corporate strategies and plans, make recommendations to the CEO and Board based on research findings; Be responsible for drug safety and leading risk-based safety decisions on the Company's products in development. Lead the Company's research staff; manage the R&D organization, leading by example, i.e. with a "hands on" management style. Drive accountability, consistency, quality and process standardization across all phases of research and development; Perform specific, project-related duties as part of leading research and development efforts including leading / participating in Joint Steering Groups and liaison with Key Opinion Leaders; Ensure the Company understands and anticipates market factors during planning and developing products to meet patient needs and ensure competitive TPP in the marketplace; Develop the R&D organization by recruiting/retaining critical scientific skills and managing expansion of technical resources; Assist in the management, development and safeguarding of the Company's intellectual property; and Review new approaches, know how, third party technologies and integrate same into the Company's platforms through research collaborations, commercial partners or sponsored research or grant-funded programmes. 22 Signed as a Deed by MIDATECH PHARMA PLC acting by: Director Director/Company Secretary Signed as a Deed by DMITRY ZAMORY AKHIN m the presence of: Witness signature: Name: Address: Occupation: 3258 1 0 1 v3 23